Exhibit 99.1

RRD Board Unanimously Determines that Chatham’s Unsolicited Proposal to Acquire RRD for $10.85 Per Share in Cash Constitutes a “Superior Proposal”

Chicago, December 10, 2021 – R. R. Donnelley & Sons Company (“RRD” or the “Company”) announced today that its Board of Directors (the “Board”) unanimously determined that an unsolicited proposal from Chatham Asset Management, LLC (“Chatham”) to acquire all of the common stock of the Company not already owned by Chatham and its affiliates for $10.85 per share in cash (the “Revised Chatham Proposal”) constitutes a “Superior Proposal” as defined in the Company’s previously announced definitive merger agreement with affiliates of Atlas Holdings LLC (“Atlas”), dated as of November 3, 2021 (as amended on December 9, 2021, the “Amended Agreement”), subject to the condition that Chatham agree to extend the Revised Chatham Proposal until 9:05 a.m. CST on Friday, December 17, 2021 (the “Timing Condition”). If Chatham refuses to agree to the Timing Condition, the Board will deem the Revised Chatham Proposal as withdrawn and incapable of being accepted by the Company. Under the terms of the Amended Agreement, affiliates of Atlas have agreed to acquire the Company for $10.35 per share in cash.

“Today’s announcement is a testament to the robust process we have in place to maximize value for all stockholders,” said John C. Pope, Chairman of the Board. “Our Board and management team remain committed to acting in the best interests of RRD and all its stockholders, and will continue to take actions to achieve this objective.”

RRD has notified Atlas of the Board’s determination that the Revised Chatham Proposal constitutes a Superior Proposal and that RRD intends to terminate the Amended Agreement for the purpose of entering into a definitive merger agreement with affiliates of Chatham. Pursuant to the Amended Agreement, Atlas has the contractual opportunity through December 16, 2021 (the “Negotiation Period”) to negotiate an amendment of the Amended Agreement such that the Revised Chatham Proposal would no longer constitute a Superior Proposal. RRD intends, and is required by the terms of the Amended Agreement, to negotiate in good faith any adjustments or revisions to the terms and conditions of the Amended Agreement proposed by Atlas. RRD is contractually prohibited from terminating the Amended Agreement or entering into a definitive merger agreement with affiliates of Chatham during the Negotiation Period, which is the reason the Company has conditioned the Revised Chatham Proposal on the Timing Condition. Subject to the foregoing, RRD has informed Atlas that RRD intends to terminate the Amended Agreement at 9:00 a.m. CST on Friday, December 17, 2021 for purposes of entering into the Revised Chatham Proposal.

Under the Amended Agreement, the Company is required to pay a $20 million termination fee and $12 million expense reimbursement to Atlas if the Company terminates the Amended Agreement in order to enter into a definitive merger agreement with affiliates of Chatham as described herein. Chatham has agreed to pay the $20 million termination fee to Atlas on the Company’s behalf in such event; the Company has agreed to pay the expense reimbursement of $12 million. Under the terms of the Revised Chatham Proposal, the Company would be required to repay Chatham for such termination fee paid by Chatham under certain circumstances in connection with a termination of the proposed definitive merger agreement with affiliates of Chatham.

At this time, the Company remains subject to the Amended Agreement and is complying with the terms and conditions of the Amended Agreement, which remains in effect unless and until the Amended Agreement is terminated. Accordingly, subject to and as required by the Amended Agreement, the Board has not made a “Change of Recommendation” (as defined in the Amended Agreement), reaffirms its recommendation of the Amended Agreement and rejects all “Alternative Acquisition Agreements” (as defined in the Amended Agreement). There can be no assurance that Atlas will seek to negotiate with RRD or will make a revised proposal.

The Company does not intend to disclose developments with respect to this process unless and until it determines it is appropriate to do so, subject to the terms of the Amended Agreement.

The foregoing description of the Amended Agreement and the transactions contemplated thereby is subject to, and is qualified in its entirety by reference to, the full terms of the Amended Agreement, which RRD will file on Form 8-K.

Centerview Partners LLC is serving as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor to RRD.

About RRD

RRD is a leading global provider of multichannel business communications services and marketing solutions. With 30,000 clients and 33,000 employees across 28 countries, RRD offers the industry’s most comprehensive offering of solutions designed to help companies—from Main Street to Wall Street—optimize customer engagement and streamline business operations across the complete customer journey. RRD offers a comprehensive portfolio of capabilities, experience and scale that enables organizations around the world to create, manage, deliver, and optimize their marketing and business communications strategies.

Use of Forward-Looking Statements

This communication includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the federal securities laws, including statements related to the proposed acquisition of RRD by affiliates of Atlas (the “Transaction”). These forward-looking statements are based on RRD’s current expectations, estimates and projections regarding, among other things, the expected date of closing of the Transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by RRD, all of which are subject to change. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “aims,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “considered,” “potential,” “estimate,” “continue,” “likely,” “target” or similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the Transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include (i) impediments to the completion of the Transaction on anticipated terms and timing, including obtaining required stockholder and regulatory approvals and the satisfaction of other conditions to the completion of the Transaction; (ii) significant transaction costs associated with the Transaction; (iii) potential litigation relating to the Transaction, including the effects of any outcomes related thereto; (iv) the risk that disruptions from the Transaction will harm RRD’s business, including current plans and operations; (v) the ability of RRD to retain and hire key personnel; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (vii) legislative, regulatory and economic developments affecting RRD’s business; (viii) general economic and market developments and conditions; (ix) the evolving legal, regulatory and tax regimes under which RRD operates; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the Transaction that could affect RRD’s financial performance; (xi) certain restrictions during the pendency of the Transaction that may impact RRD’s ability to pursue certain business opportunities or strategic transactions; (xii) continued availability of capital and financing and rating agency actions; (xiii) the ability of affiliates of Atlas to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Transaction; (xiv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction, including in circumstances requiring RRD to pay a termination fee under the Amended Agreement; (xv) unpredictability and severity of catastrophic events, including acts of terrorism, outbreak of war or hostilities, civil unrest, adverse climate or weather events or the COVID-19 pandemic or other public health emergencies, as well as RRD’s response to any of the aforementioned factors; (xvi) competitive responses to the Transaction; (xvii) the risks and uncertainties pertaining to RRD’s business, including those detailed under the heading “Risk Factors” and elsewhere in RRD’s public filings with the U.S. Securities and Exchange Commission (the “SEC”); and (xviii) the risks and uncertainties described in the proxy statement filed in connection with the Transaction and available from the sources indicated below (the “Proxy Statement”). These risks, as well as other risks associated with the Transaction, are more fully discussed in the Proxy Statement. While the list of factors presented here is, and the list of factors presented in the Proxy Statement are, considered representative, no such list should be considered to be a complete statement of all risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on RRD’s financial condition, results of operations, credit rating or liquidity or ability to consummate the Transaction. These forward-looking statements speak only as of the date they are made, and RRD does not undertake to and disclaims any obligation to publicly release the results of any updates or revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Important Additional Information and Where to Find It

This communication is being made in connection with the Transaction. In connection with the Transaction, RRD filed the preliminary Proxy Statement with the SEC on December 3, 2021, and intends to file the definitive Proxy Statement and certain other documents regarding the Transaction with the SEC. The definitive Proxy Statement (if and when available) will be mailed to RRD stockholders. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS. Investors and stockholders may obtain, free of charge, copies of the Proxy Statement and other relevant documents filed with the SEC by RRD, once such documents have been filed with the SEC, through the website maintained by the SEC at www.sec.gov, through RRD’s investor relations website at investor.rrd.com or by contacting the RRD investor relations department at the following:

Telephone: 630-322-7111

E-mail: investor.info@rrd.com

Attn.: Johan Nystedt

Participants in the Solicitation

RRD and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from RRD stockholders in connection with the Transaction. Information regarding the identity of the participants and their direct and indirect interests in the Transaction, by security holdings or otherwise, is set forth in the Proxy Statement and may be included in other materials to be filed by RRD with the SEC in connection with the Transaction. You may obtain free copies of the Proxy Statement and any such other materials through the website maintained by the SEC at www.sec.gov or through RRD’s investor relations website at investor.rrd.com.

Investor Contact

Johan Nystedt, Senior Vice President, Finance

Telephone: 630-322-7111

E-mail: investor.info@rrd.com